As filed with the Securities and Exchange Commission on April 18, 2025

Registration No. 333-286526

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alphega Innovations Corporation

(Exact name of Registrant as specified in its charter)

Wyoming	SIC 7379	36-5113418
(Incorporation or organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)

30 N Gould St., Ste R Sheridan, WY 82801
+1 (646) 6243352
(Name, address, telephone number of agent for service)

Luis Carlos Ung Chief Executive Officer Alphega Innovations Corporation 30 N Gould St., Ste R Sheridan, WY 82801 +1 (646) 6243352
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Communication Copies to
Jeff Turner JDT Legal, PLLC 897 W Baxter Dr. South Jordan, UTAH 84095 Telephone: (801) 810-4465 Facsimile: (888) 920-1297 Email: jeff@jdt-legal.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Delaying Amendment Pursuant to Rule 473

The Registrant hereby amends the Registration Statement, Form S-1 (File No. 333-2866526), to include on the cover page the delaying amendment language required by Rule 473 of the Securities Act. Specifically, the Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

ii

EXPLANATORY NOTE

This amendment no. 1 is being filed solely to correct delaying amendment language required by Rule 473 of the Securities Act.

iii

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alphega Innovations Corporation

Date:	April 18, 2025	By: /s/ Luis Carlos Ung
Name: Luis Carlos Ung
Title: Chief Executive Officer

Signature	Title	Date

/s/ Luis Carlos Ung	President, CEO, Secretary, Director	April 18, 2025
Name: Luis Carlos Ung	(Principal Executive Officer)

/s/ Hung Fong Wang	CFO, Treasurer, Director	April 18, 2025
Name: Hung Fong Wang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Shabnoor Shah	COO	April 18, 2025
Name: Shabnoor Shah

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